UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LIQUIDMETAL TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

20321 Valencia Circle

Lake Forest, California 92630

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 28, 2023

May 15, 2023

To the Stockholders of Liquidmetal Technologies, Inc.:

You are cordially invited to attend the annual meeting of stockholders of Liquidmetal Technologies, Inc. (the “Company”), which will be held at the Company’s office at 20321 Valencia Circle, Lake Forest, California 92630, on June 28, 2023, at 9:00 A.M. local time, for the following purposes:

1.	To elect as directors the four nominees named in the accompanying proxy statement to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of BF Borgers CPA, PC as our independent registered public accountants for the year ending December 31, 2023; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 1, 2023 will be entitled to vote at the annual meeting. Information relating to the matters to be considered and voted on at the annual meeting is set forth in the accompanying proxy statement. We are also enclosing with the accompanying proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

YOUR VOTE IS VERY IMPORTANT. Please read the proxy statement and vote your shares as soon as possible. Our board of directors unanimously recommends a vote “FOR” the election of each of the four nominees for director named in the accompanying proxy statement and “FOR” the ratification of the appointment of BF Borgers CPA PC as our independent registered public accountants for the year ending December 31, 2023.

If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet website. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet.

By Order of the Board of Directors, /s/ Lugee Li Chairman May 15, 2023

20321 Valencia Circle

Lake Forest, California 92630

PROXY STATEMENT FOR
2023 ANNUAL MEETING OF STOCKHOLDERS

May 15, 2023

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Liquidmetal Technologies, Inc. (“Liquidmetal,” the “Company,” “we,” “us” or “our”)  for use at the annual meeting of the Company’s stockholders (the “Annual Meeting”) to be held at the Company’s office at 20321 Valencia Circle, Lake Forest, California 92630, on June 28, 2023 at 9:00 A.M. local time, and any adjournments or postponements of the Annual Meeting. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) is enclosed with this proxy statement.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or around May 15, 2023, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who properly request paper copies of such materials, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be Held on June 28, 2023:

This proxy statement and our 2022 Annual Report are available for viewing, printing and downloading at

www.proxyvote.com.

You can also find this proxy statement and our 2022 Annual Report on the Internet through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a copy of our 2022 Annual Report, as filed with the Securities and Exchange Commission (which we sometimes refer to herein as the “Commission” or the “SEC”) without charge as provided in the Notice or upon written request to Liquidmetal Technologies, Inc., Attention: Investor Relations at 20321 Valencia Circle, Lake Forest, California 92630. We will provide the 2022 Annual Report without exhibits unless you specify in writing that you are requesting copies of the exhibits.

Certain documents referenced in this proxy statement are available on our website at www.liquidmetal.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

VOTING RIGHTS AND SOLICITATION

Voting Your Shares and Revocation of Proxies

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of stock in “street name,” which means your shares are held of record by a broker, bank or nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the notice provided by your broker.

The Internet and telephone voting facilities will close at 11:59 p.m. eastern time on June 27, 2023. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Your vote is very important.  You should submit your proxy even if you plan to attend the Annual Meeting.

All shares held by stockholders who are entitled to vote and who are represented at the Annual Meeting by properly submitted proxies received before the polls are closed at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy card, unless such proxy is properly revoked prior to the vote being taken on the matter submitted to the stockholders at the Annual Meeting.

A proxy may be revoked and your vote changed in advance of the Annual Meeting. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the vote is taken at the Annual Meeting by doing any one of the following:

•	filing with our Corporate Secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;
•	duly executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote;
•	accessing the Internet and following the instructions for voting by Internet that appear on the enclosed proxy card;
•	following the instructions that appear on the enclosed proxy card for voting by telephone; or
•	attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Liquidmetal Technologies, Inc., Attention: Corporate Secretary, 20321 Valencia Circle, Lake Forest, California 92630. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or nominee, you must follow the instructions of your broker, bank or other nominee to revoke a previously given proxy.

If a proxy card does not specify how the proxy is to be voted, the shares represented by the proxy will be voted “FOR” the election of each of the four nominees for director named in the accompanying proxy statement and “FOR” the ratification of the appointment of BF Borgers CPA PC as our independent registered public accountants for the year ending December 31, 2023.

The form of proxy included in the Notice confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. Our board of directors does not know of any other matters that may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), the persons named in the proxy card included in the Notice will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

If you receive more than one Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, submit one proxy for each Notice you receive.

Attendance at the Annual Meeting

Only our stockholders as of the record date for the Annual Meeting, their proxy holders, and guests we may invite may online attend the Annual Meeting. If you wish to online attend the Annual Meeting but you hold your shares through someone else, such as a broker, bank or other nominee, you must contact your broker, bank or other nominee and follow their instructions in order to vote your shares at the Annual Meeting. You may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker, bank or other nominee.

Stockholders Entitled to Vote and Number of Votes

The record date for the Annual Meeting is May 1, 2023. Only stockholders of record as of the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.  As of the record date, there were 917,285,149 shares of our common stock outstanding and entitled to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and at our executive offices during regular business hours for a period of no less than ten days prior to the Annual Meeting.

Each share of common stock is entitled to one vote on all proposals at the Annual Meeting.

Quorum and Votes Required

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business.  Our bylaws provide that the holders of a majority of the outstanding shares of each class of stock entitled to vote at the Annual Meeting must be present or represented by proxy in order to constitute a quorum for the transaction of any business.  Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present.  If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the Annual Meeting, such shares cannot be voted by the broker (a “broker non-vote”), although they will be counted in determining whether a quorum is present.  Brokers or other nominees who hold shares in “street name” for the beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner.  Only Proposal 2 is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.

Proposal 1 – Election of Directors. Pursuant to our bylaws and Delaware law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote in the election. Neither broker non-votes nor abstentions will be included in the tabulation of the voting results for this proposal.

Proposal 2 – Ratification of Accountants. Ratification of BF Borgers CPA PC as our independent registered public accountants for the year ending December 31, 2023, will require the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on this matter. Abstentions will have the same effect as votes against this proposal. The ratification of accountants is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

Other Matters. In order to be approved, any other matter to properly come before the Annual Meeting will require the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Solicitation of Proxies

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.  Proxies solicited by this proxy statement will be returned to our Secretary and will be tabulated by an inspector of elections designated by our board of directors who will not be employed by us.

We will bear the entire cost of solicitation of proxies by mail on behalf of the board of directors.  Proxies also may be solicited by personal interview or by telephone by our directors, officers, and other employees without additional compensation.  We also have made arrangements with brokerage firms, banks, nominees, and other fiduciaries to forward proxy solicitation materials for shares held of record to the beneficial owners of such shares.  We will reimburse such record holders for their reasonable out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting, each to serve a one-year term expiring at the 2024 annual meeting of stockholders and until his successor is elected and qualified.

Our board of directors has nominated for election Professor Lugee Li (“Professor Li”), Vincent Carrubba, Tony Chung, and Isaac Bresnick. Each person nominated for election has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the persons designated as proxies will vote for any nominee who is designated by our current board of directors to fill the vacancy.

Set forth below is a summary of the background and experience of each director nominee and director. For each person nominated to become a director there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other public reporting companies for which he serves, or has during the past five years served, as a director, and his age and length of service as one of our directors. In addition, for each person nominated to become a director, there follows information regarding the specific experience, qualifications, attributes or skills that led to the conclusion (by our board of directors) that the person should serve as a director. There are no family relationships among any of our directors and executive officers. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director except with respect to Professor Li as noted below.

Directors Standing for Election:

Name	Age	Principal Occupation and Other Information
Lugee Li	64

Professor Li was elected by our board of directors to serve as our Chief Executive Officer in December 2016. Pursuant to the terms of the 2016 Purchase Agreement, Professor Li was appointed as a member of our board of directors in March 2016 and became Chairman of our board of directors in October 2016. Professor Li is the founder, Chairman, and shareholder of DongGuan Eontec Co. Ltd. (“Eontec”), a Hong Kong company listed on the Shenzen Stock Exchange engaged in the production of precision die-cast products and the research and development of new materials. Professor Li founded Eontec in 1993 and has served as its Chairman since that date. At Eontec, Professor Li is responsible for strategic development and research and development. Professor Li is also the founder and sole shareholder of Leader Biomedical Limited, a Hong Kong company engaged in the supply of biomaterials and surgical implants. Professor Li serves as an analyst for the Institute of Metal Research at the Chinese Academy of Sciences and serves part-time as a professor at several universities in China. Professor Li owns Liquidmetal Technology Limited, a Hong Kong company and the Investor in our 2016 Purchase Agreement. Due to his decades of experience in our industry, as well as his academic credentials, we believe Professor Li is qualified to serve as one of our directors.

Vincent Carrubba	64

Vincent Carrubba began serving on our board of directors in October 2016. From September 2014 through the present, Mr. Carrubba has served as the CEO of Admiral Composite Technologies Inc. (“Admiral”). During his time at Admiral, Mr. Carrubba has helped to develop new technologies for environmentally responsible and innovative building materials which represent Admiral’s product lines. Mr. Carrubba has also served as Admiral’s Chairman since its inception in 2009. From September 2014 through the present, Mr. Carrubba has served as the CEO of Asia Sourcing & Communications USA Inc. and he has served as its Chairman since its inception in 2013. From 2002 through August 2014, Mr. Carrubba served as the Director of research and development for Interdynamics Inc. and IDQ Holdings, where he was responsible for all research and development and quality control matters, including the management of engineering, legal, patenting, regulatory, insurance and consumer relations matters. From 1989 through 1992, Mr. Carrubba designed and installed the New York Stock Exchange telecommunications and information technology systems. Mr. Carrubba has held engineering and executive positions with Xerox, General Electric, Bristol-Meyers Squibb and AT&T and he is the inventor of several patents related to telecommunications, professional tools and consumer products. Mr. Carrubba received a Bachelor of Arts degree in Engineering Science and a Bachelor of Science Degree in Mechanical Engineering from Columbia University’s School of Engineering and Applied Science (SEAS) in 1982. We believe Mr. Carrubba is qualified to serve as one of our directors because of his extensive experience in the technology industry, including his experience with major telecommunications companies.

Tony Chung	53

Tony Chung was appointed as the Company’s Chief Executive Officer on July 6, 2021 and has served as a Director since August 2017. Mr. Chung had previously served as the Company’s Chief Financial Officer from December 2008 to August 2017. Prior to re-joining the Company as an executive, he was the Chief Financial Officer of Solarcity, currently a division of Tesla Inc., that provides advanced solar technology solutions. Mr. Chung also served as the Managing Director of Baypoint Ventures, a technology investment fund. Mr. Chung is an Attorney and received a B.S. degree in business from UC Berkeley and a J.D. Degree from PCU Law School. We believe that Mr. Chung’s business and financial experience, including within the technology industry and the Company specifically, qualifies him to serve as one of our directors.

Isaac Bresnick	38

Isaac Bresnick began serving as a Director in October 2016 and was appointed to the role of President on July 6, 2021. Prior to being appointed as President, he was the Executive Administrator of the Company since November 2016. From October 2014 to November 2016, Mr. Bresnick served as Legal and Regulatory Affairs Director for the Leader Biomedical Group, a private company based in Hong Kong and operating from Amsterdam, the Netherlands. At Leader Biomedical, Mr. Bresnick was responsible for the direction and management of legal affairs, regulatory affairs, quality control and quality assurance, as well as for advising executive management of affiliated companies. From July 2013 to October 2017, Mr. Bresnick served as Director of aap Joints GmbH, a private company in Berlin, Germany. From January 2013 through June 2013, Mr. Bresnick provided full-time consulting services to AAP Orthopedics Ltd., a BVI company. Mr. Bresnick is an Attorney and received his J.D. from the University of Connecticut School of Law in 2013, and his B.S. in Industrial Design from the University of Bridgeport in 2008. After completion of his undergraduate studies and continuing through his enrollment at the University of Connecticut, Mr. Bresnick worked as Senior Arrangements Designer for Electric Boat Corporation, a subsidiary of General Dynamics, from June 2008 to December 2012. Due to his executive management experience, we believe Mr. Bresnick is qualified to serve as one of our directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH STOCKHOLDER TO VOTE “FOR” THE NOMINEES.

BOARD OF DIRECTORS

Board Meetings and Director Independence

During 2022, our board of directors held two meetings. At least 75% of directors attended all of the meetings of the board of directors during 2022.

We have not established a policy with regard to the attendance of board members at annual stockholder meetings. One of our directors attended our prior annual meeting of stockholders, which was held on June 10, 2021.

Our board of directors presently has four members, and biographical information regarding these directors (all of whom are director nominees) is set forth above under the caption “PROPOSAL 1—ELECTION OF DIRECTORS.” Our board of directors has determined that one of its current members, Mr. Carrubba, is an “independent director” as defined in the listing standards of the NASDAQ Stock Market, Inc.

Code of Ethics

Our board of directors has adopted a written Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers that applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, or persons performing similar functions. A current copy of the code is filed as an exhibit to this report on Form 10-K and is also available on our website, www.liquidmetal.com, in the “Investors” section. In addition, we intend to post on our website, www.liquidmetal.com, all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers.

Board Committees

Due to our small size, we do not maintain a separate-standing audit, nominating or compensation committee, or a committee performing similar functions. Our full board of directors discharges the duties that such committees would normally have.

Leadership and Risk Oversight

Our board of directors as a whole has oversight responsibility for our risk management process. This risk oversight function is carried out both by our full board of directors who are tasked with oversight of specific risks. Our full board of directors oversees risks associated with financial and accounting matters including compliance with legal and regulatory requirements, and our financial reporting and internal control systems. Our full board of directors evaluates risks associated with our compensation policies and practices so as not to encourage or reward excessive risk-taking by our executives or employees.

On a regular basis our board of directors receives information and reports from senior management, and/or outside counsel and consultants and discusses the identification, assessment, management and mitigation of the risks associated with our strategic and business plans and operations. Our board of directors also holds regular sessions with members of management with the specific purpose of identifying, prioritizing and managing those risks that we believe are material to our operations.

Communications with Board of Directors

Stockholders may communicate with the full board of directors or individual directors by submitting such communications in writing to Liquidmetal Technologies, Inc., Attention: Board of Directors (or the individual directors), 20321 Valencia Circle, Lake Forest, California 92630. Such communications will be delivered directly to the board of directors (or to the individual directors).

PROPOSAL 2

RATIFICATION OF BF BORGERS CPA PC

Our board of directors has appointed BF Borgers CPA PC (“BF Borgers”) as our independent registered public accounting firm, to audit the accounts of our Company and our subsidiaries for the fiscal year ending December 31, 2023. BF Borgers performed the audit of our consolidated financial statements for the year ended December 31, 2022. We have been advised by BF Borgers that no member of that firm, to the best of its knowledge and belief, has any direct or any material indirect financial interest in our Company or our subsidiaries, and that, during the past three fiscal years, no member of the firm has had any connection with our Company or our subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Although we do not expect a representative of BF Borgers to attend our Annual Meeting, if a BF Borgers representative does attend, the representative will respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.

Although ratification by our stockholders is not a prerequisite our board of director’s ability to select BF Borgers as our independent registered public accounting firm for the year ending December 31, 2023, our board of directors believe such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of BF Borgers as our independent registered public accounting firm for the year ending December 31, 2023. Notwithstanding ratification of the appointment of BF Borgers as our independent registered public accounting firm for the year ending December 31, 2023, our board of directors may select another independent registered public accounting firm for such year without any vote of the stockholders. If the stockholders do not ratify the appointment, the matter of the appointment of the independent registered public accounting firm will be considered by our board of directors, but our board of directors may choose to retain BF Borgers regardless of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AND URGES EACH STOCKHOLDER TO VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BF BORGERS CPA PC AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Fees for 2022 and 2021

The following table summarizes the aggregate fees billed to us by BF Borgers CPA PC, our principal accounts, for professional services during the years ended December 31, 2022 and December 31, 2021:

Fees	2022	2021
Audit Fees (1)	$70,600	$120,150
All Other Fees	-	-
Total Fees	$70,600	$120,150

(1) Audit Fees.

Fees for audit services billed in 2022 consisted of:

•	Progress billings for the audits of the Company’s financial statements for 2021 and 2022; and
•	Review of the Company’s quarterly financial statements for 2022

Fees for audit services billed in 2021 consisted of:

•	Progress billings for the audits of the Company’s financial statements for 2002 and 2021; and
•	Review of the Company’s quarterly financial statements for 2021.

Board of Director Pre-Approval Policies

Our board of directors pre-approves all audit and permissible non-audit services provided by our independent public accountants on a case-by-case basis. Our board of directors approved 100% of the services performed by BF Borgers CPA PC in 2022 and 2021 and no non-audit related services were provided by BF Borgers CPA PC in either of 2022 or 2021.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 1, 2023, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares shown as beneficially owned in the table below are calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 917,285,149 shares of our common stock were issued and outstanding as of May 1, 2023. Unless otherwise indicated, the address of all directors and named executive officers is 20321 Valencia Circle, Lake Forest, California 92630.

	Common Stock
Name of Beneficial Owner	Number of Shares(1)		Percent of Class(1)

Directors and Named Executive Officers
Lugee Li	417,193,626	(2)	45.0%
Vincent Carrubba	1,273,334	(3)	*
Tony Chung	5,400,250	(4)	*
Isaac Bresnick	1,240,000	(5)	*

All directors and executive officers as a group (4 persons)	425,107,210		45.4%

5% Shareholders
Liquidmetal Technology Limited	415,066,809	(6)	44.8%
Room 906, Tai Tung Building, 8 Fleming Rd
Wanchai, Hong Kong

*Less than one percent

(1) Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, warrants and other securities convertible into common stock, beneficially owned by such person or entity currently exercisable or exercisable within 60 days of March 10, 2023. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of December 31, 2022, or securities convertible into common stock within 60 days of December 31, 2022, are deemed outstanding and held by the holder of such shares of common stock, options, warrants, or other convertible securities, for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. The percentage of common stock beneficially owned is based on 917,285,149 shares of common stock outstanding as of December 31, 2022.

(2) Includes:

(a)

405,000,000 shares of common stock held of record by Liquidmetal Technology Limited. Professor Li is the majority owner, officer, and director of Liquidmetal Technology Limited and has the power to direct the voting and disposition of such shares;

(b)

10,066,809 shares issuable pursuant to a Warrant held by Liquidmetal Technology Limited which is exercisable currently or within 60 days of December 31, 2022. Professor Li is the majority owner, officer, and director of Liquidmetal Technology Limited and has the power to direct the voting and disposition of such shares;

(c)	1,360,150 shares of common stock held of record by Professor Li; and
(d)

766,667 shares issuable pursuant to outstanding stock options which are exercisable currently or within 60 days of December 31, 2022. Does not include 133,333 shares that are issuable pursuant to outstanding stock options, held by Professor Li, that are not exercisable currently or within 60 days of December 31, 2022.

(3) Includes 273,334 shares issuable pursuant to outstanding stock options, held of record by Mr. Carrubba, which are exercisable currently or within 60 days of December 31, 2022. Does not include 133,333 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of December 31, 2022.

(4) Includes:

(a)	85,250 shares of common stock held of record by Mr. Chung; and
(b)

5,315,000 shares issuable pursuant to outstanding stock options which are exercisable currently or within 60 days of December 31, 2022. Does not include 2,500,000 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of December 31, 2022.

(5) Includes 1,240,000 shares issuable pursuant to outstanding stock options, held of record by Mr. Bresnick, which are exercisable currently or within 60 days of December 31, 2022. Does not include 600,000 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of December 31, 2022.

(6) Includes:

(a)	405,000,000 shares of common stock held of record by Liquidmetal Technology Limited; and
(b)	10,066,809 shares issuable pursuant to a Warrant held by Liquidmetal Technology Limited which is exercisable currently or within 60 days of December 31, 2022

Delinquent Section 16(a) Reports

Section 16(a) of Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to fiscal year 2022 or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and officers and persons who own more than 10% of a registered class of the Company’s equity securities have been complied with, on a timely basis, for fiscal year 2022.

EXECUTIVE OFFICERS

Executive Benefits and Perquisites

Set forth below is information regarding compensation earned by or paid or awarded to the following executive officers of the Company during the year ended December 31, 2022: (i) Professor Li, our Chairman and Former Chief Executive Officer / President (ii) Tony Chung, our Chief Executive Officer and Principal Financial Officer, and (iii) Isaac Bresnick, our President. These persons are hereafter referred to as out “named executive officers.” The identification of such named executive officer is determined based on the individual’s total, compensation for the year ended December 31, 2022, as reported below in the Summary Compensation Table.

Summary Compensation Table

The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the years ended December 31, 2022 and 2021 (ii) the aggregate grant date fair value of stock and option awards granted during 2022 and 2021, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (R); (iii) the dollar value of earnings for services pursuant to awards granted during 2022 and 2021 under non-equity incentive plans; (iv) non-qualified deferred compensation earnings during 2022 and 2021; (v) all other compensation for 2022 and 2021; and, finally, (vi) the dollar value of total compensation for 2022 and 2021.

Name and Principal Position	Year	Salary	Severance	Bonus	Stock Awards	Option Awards		Total
Lugee Li,	2022	$-	$-	$-	$-	$-		$-
Chairman, Former Chief Executive Officer, Former President	2021	$-	$-	$-	$-	$-		$-
Tony Chung,	2022	$240,000	$-	$-	$-	$-		$240,000
Chief Executive Officer and Chief Financial Officer	2021	$108,923	$-	$20,000	$-	$308,453	(1)	$437,376
Isaac Bresnick,	2022	$154,000	$-	$-	$-	$-		$154,000
President and Former Executive Administrator	2021	$154,000	$-	$-	$-	$49,022	(2)	$203,022

(1)	Options to purchase 7,500,000 shares of our common stock were awarded to Mr. Chung on July 7, 2021.

(2)	Options to purchase 900,000 shares of our common stock were awarded to Mr. Bresnick on December 15, 2021.

Equity Compensation Plan Information

Our executive officers, directors, and all of our employees are allowed to participate in our equity incentive plans. We believe that providing them with the ability to participate in such plans provides them with a further incentive towards ensuring our success and accomplishing our corporate goals.

The following table provides information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights [a]	Weighted-average exercise price of outstanding options, warrants, and rights [b]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a]) [c]
Equity compensation plans approved by stockholders	26,615,667	$0.14	20,334,757

The number of securities, and types of plans available for future issuances of stock options, as of December 31, 2022 was as follows:

Plan Name	Options and Warrants for Common Shares
	Authorized	Exercised	Outstanding	Available
2012 Equity Incentive Plan	30,000,000	11,227,445	5,674,000	13,098,555
2015 Equity Incentive Plan	40,000,000	11,822,131	20,941,667	7,236,202
Total Stock Options	70,000,000	23,049,576	26,615,667	20,334,757

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information on outstanding option and stock awards held by the named executive officers on December 31, 2022, including the number of shares underlying both exercisable and un-exercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Lugee Li	766,667		-		-	$0.13	5/4/2026
			133,333	(1)		$0.09	12/14/2031
Tony Chung	75,000		-		-	$0.38	10/17/2027
	240,000		-		-	$0.14	11/14/2028
	5,000,000	(2)	2,500,000	(2)		$0.07	7/6/2031
Isaac Bresnick	1,240,000				-	$0.25	12/13/2026
	240,000		-		-	$0.23	2/7/2027
			600,000	(3)		$0.09	12/14/2031

(1)	The shares underlying these grants vest 33% following the first anniversary of the grant date of December 15, 2021, and on a monthly basis following such date for the remaining two years thereof.

(2)	The shares underlying these grants are subject to a combination of market-price based and time-based lock-up provisions.

(3)	The shares underlying these grants vest 33% following the first anniversary of the grant date of December 15, 2021, and on a monthly basis following such date for the remaining two years thereof.

Policy on Hedging

The Company has not adopted policies regarding the ability of employees, officers or directors or their designees to purchase financial instruments or otherwise engage in transactions that hedge or offset any decrease in the market value of the Company’s securities that may be granted to them as part of their compensation or that are otherwise held directly or indirectly by them.

Employment Agreements and Change of Control Agreement

No named executive has an employment agreement or change of control agreement with the Company as of December 31, 2022, except as follows:

On July 6, 2021, the Board appointed Tony Chung, a director of the Company, as the Company’s Chief Executive Officer. Pursuant to an offer letter agreement dated July 6, 2021, Mr. Chung receives a base annual salary of $240,000 and a $20,000 signing bonus that was paid on October 29, 2021. Additionally on July 7, 2021, Mr. Chung received an option grant under the Company’s 2015 Equity Incentive Plan to purchase up to 7,500,000 shares of Company common stock. The option has an exercise price of $0.07 per share and will expire 10 years from the date of grant unless it terminates earlier upon a termination of service. The shares covered by the option will vest in three tranches (“Tranche 1”, “Tranche 2”, and “Tranche 3”). Under Tranche 1, 2,500,000 shares covered by the option will vest after ninety days of employment, although thereafter any shares received from option exercises will be subject to time-based lock-up provisions. Under Tranche 2, 2,500,000 shares covered by the option will vest at the first anniversary of employment. Under Tranche 3, 2,500,000 covered by the option will vest at the second anniversary of employment. Shares received from option exercises under Tranche 2 and Tranche 3 will be subject to a combination of market-price based and time-based lock-up provisions. The terms of the option are subject to the provisions of the 2015 Equity Incentive Plan. Mr. Chung will serve on an “at-will” basis.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth estimated potential payments the Company would be required to make to our named executive officers upon termination of employment or change in control of the Company, pursuant to each executive’s employment agreement or change of control agreement in effect at year end. Except as otherwise indicated, the table assumes that the triggering event occurred on December 31, 2022.

Name	Benefit	Termination without Cause ($)	Death ($)	Termination Following Change of Control ($)

Lugee Li (1)	Salary	-	-	-
	Bonus	-	-	-
	Equity Acceleration	-	-	-
	Benefits Continuation	-	-	-
	Total Value	-	-	-

Tony Chung (2)	Salary	-	-	-
	Bonus	-	-	-
	Equity Acceleration	-	-	88,404
	Benefits Continuation	-	-	-
	Total Value	-	-	88,404

Isaac Bresnick (3)	Salary	-	-	-
	Bonus	-	-	-
	Equity Acceleration	-	-	-
	Benefits Continuation	-	-	-
	Total Value	-	-	-

(1)	Professor Li does not have an employment or change of control agreement.

(2)

 If there is a Change of Control (as defined under the 2015 Equity Incentive Plan) during Mr. Chung’s employment with the Company, all of his 7,500,000 stock options shall vest immediately, and Mr. Chung may exercise and sell all his option shares relating to such options without lockup or restrictions.

(3)	Mr. Bresnick does not have an employment or change of control agreement.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (the “PEO”) and the other named executive officers (the “Non-PEO named executive officers”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Pay Versus Performance
Year(s)	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return	Net Income
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$240,000	$171,455	$154,000	$137,659	$66.66	$(2,394)
2021	$437,376	$438,096	$320,199	$322,446	$112.50	$(3,378)

(1)

The PEO and Chief Executive Officer of the Company through July 6, 2021 was Lugee Li, until Tony Chung was appointed as the Company’s Chief Executive Officer on July 6, 2021 and served for the remainder of fiscal year 2021 and the entire fiscal year 2022. Lugee Li, however, did not receive compensation during fiscal year ending 2021, as reported in the “Summary Compensation Table”.

(2)

Reflects the average compensation reported in the “Summary Compensation Table” for the Company’s Non-PEO named executive officers (the “Other NEO”). The Other NEO included in the average figures for 2022 is Isaac Bresnick and for fiscal year ending 2021 is Isaac Bresnick and Tony Chung.

401(k) Savings Plan

We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan that covers all of our employees. Pursuant to our 401(k) plan, participants may elect to reduce their current compensation, on a pre-tax basis, by an amount up to the statutorily prescribed annual limit and have the amount of the reduction contributed to the 401(k) plan. The 401(k) plan permits us, in our sole discretion, to make additional employer contributions to the 401(k) plan. However, we do not currently make employer contributions to the 401(k) plan and may not do so in the future. As such, contributions by employees or by us to the 401(k) plan, and the income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and we can deduct our contributions, if any, at the time they are made.

Director Compensation

The following table sets forth information regarding the compensation received by each of our non-employee directors serving during the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lugee Li	$-	-	$-	-	-	-	$-
Vincent Carrubba	$30,000	-	$-	-	-	-	$30,000

Our non-employee directors receive certain compensation for their services and are reimbursed for expenses incurred in attending board meetings, as determined by the board of directors. Mr. Carrubba received a base fee of $30,000 during 2022.

We have a 2012 Equity Incentive Plan and a 2015 Equity Incentive Plan pursuant to which our non-employee directors may receive stock options. Each non-employee directors may be entitled to receive options on a case-by-case basis, in an amount determined by our board of directors in its respective discretion, to purchase shares of common stock upon initial election to the board of directors. In determining the number of options granted to a director upon initial election, our board of directors use its judgment and, consistent with our compensation objectives, maintains the flexibility necessary to recruit qualified and experienced directors. All options granted under the plans have an exercise price equal to the fair market value of our common stock on the date of the grant. These stock options have a 10-year term and are exercisable pursuant to an equal 3-year vesting schedule and remain exercisable for certain periods of time after a person is no longer a director.

No director who is an employee will receive separate compensation for services rendered as a director. However, our employee directors are eligible to participate in our 2012 and 2015 Equity Incentive Plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On March 10, 2016, the Company entered into the 2016 Purchase Agreement with Liquidmetal Technology Limited, providing for the purchase of 405,000,000 shares of the Company’s common stock for an aggregate purchase price of $63,400. Liquidmetal Technology Limited was a newly formed company owned by Professor Li. In connection with the 2016 Purchase Agreement and also on March 10, 2016, the Company and Eontec, entered into a license agreement pursuant to which the Company and Eontec entered into a cross-license of their respective technologies. Eontec is a publicly held Hong Kong corporation of which Professor Li is the Chairman. Eontec is also an affiliate of Yihao. Yihao is currently the Company’s primary contract manufacturer. As of December 31, 2022, Professor Li is a greater-than 5% beneficial owner of the Company and serves as the Company’s Chairman. Equipment and services procured from Eontec, and their affiliates, were $215,000 and $477,000 during the years ended December 31, 2022 and 2021, respectively.

On May 10, 2022, Mr. Abdi Mahamedi resigned as a director of the Company. In connection with Mr. Mahamedi’s resignation, the Board of Directors of the Company approved an amendment to Mr. Mahamedi’s previously granted options to purchase an aggregate of 1,870,000 shares of Company common stock to provide for the extension of the exercise period of the options through May 10, 2025. Upon Mr. Mahamedi’s resignation as a director, the Company entered into a Consulting Agreement, dated May 10, 2022, with Rosewood LLC pursuant to which Mr. Mahamedi as the owner of Rosewood LLC will assess and present business opportunities for the licensing and sublicensing of the Company’s technology. Mr. Mahamedi will also provide business development services and perform other special projects as requested by the Company. The Consulting Agreement has a term of 5 years, subject to the right of the Company or Mr. Mahamedi to terminate the agreement at any time after December 1, 2022 and subject to certain other early-termination rights. As sole consideration for the Consulting Agreement, the Company granted to Mr. Mahamedi an option to purchase up to 2.0 million shares of Company common stock at an exercise price of the closing market price of the Company’s common stock on May 10, 2022 that will vest 33% on the first anniversary of the grant date and the remainder vesting monthly over the ensuing two years, provided that Mr. Mahamedi continues to be engaged as a consultant on each such vesting date. The options have a term of 5 years.

On August 30, 2021, the Company and Bruce Bromage, the Company’s Chief Operating Officer, entered into a Separation Agreement and General Release pursuant to which Dr. Bromage agreed to resign as an officer and employee of the Company and the Company and Dr. Bromage agreed to terminate Dr. Bromage’s employment agreement with Dr. Bromage’s employment which was previously set to end on September 30, 2021 (the “Bromage Separation Agreement”). The Bromage Separation Agreement provided for the payment of severance compensation to Dr. Bromage in the form of a lump sum equal to $316,285.00 (subject to tax withholdings). In addition, it provided for the accelerated vesting the remaining 2,430,000 unvested stock options held by Dr. Bromage as of the termination date and the extension of the exercise period of his options until the earlier of the second anniversary of the termination date outlined in the Bromage Separation Agreement or the date on which such options would otherwise expire and terminate in accordance with its terms if Dr. Bromage had not resigned. This resulted in a total of 10,329,692 stock options being exercisable by Dr. Bromage as of the termination date. In connection with the Bromage Separation Agreement, Dr. Bromage granted the Company general releases subject to customary exceptions.

On August 30, 2021, the Company and Bryce Van, the Company’s Vice President- Finance, entered into a Separation Agreement and General Release pursuant to which Mr. Van agreed to resign as an officer and employee of the Company and the Company and Mr. Van agreed to terminate Mr. Van’s employment agreement with Mr. Van’s employment which was previously set to end on October 15, 2021 (the “Van Separation Agreement”). The Van Separation Agreement provided for the payment of severance compensation to Mr. Van in the form of a lump sum equal to $252,889.69 (subject to tax withholdings). In addition, it provided for the extension of the exercise period of his options until the earlier of the second anniversary of the termination date outlined in the Van Separation Agreement or the date on which such options would otherwise expire and terminate in accordance with its terms if Mr. Van had not resigned. This resulted in a total of 2,046,500 stock options being exercisable by Mr. Van as of the termination date. Under the Van Separation Agreement, Mr. Van agreed to be available to provide assistance to the Company by telephone with no additional consideration for sixty days following the termination date. In connection with the Van Separation Agreement, Mr. Van granted the Company general releases subject to customary exceptions.

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved or ratified by the board of directors. The board of directors has not adopted specific procedures for review of, or standards for approval of, these transactions, but instead reviews such transactions on a case by case basis. Our policy is to require that all compensation-related matters be recommended for board of director approval. During the last fiscal year no transactions with a related party occurred that required a waiver of this policy and no transactions with a related party occurred in which we did not follow this policy.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2024 annual meeting of stockholders. To be eligible for inclusion in our proxy statement for our 2024 annual meeting, your proposal must be received by us by no later than January 15, 2024, and must otherwise comply with Rule 14a-8. However, if the date of the 2024 annual meeting has been changed by more than 30 days from the date of the 2023 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. While our board of directors will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act and the rules promulgated thereunder, including Rule 14a-8.

Proposals pursuant to our Bylaws.  With respect to stockholder proposals for our 2024 annual meeting, our bylaws provide certain requirements for advance notification by stockholders. In order to be timely, a stockholder’s written notice must be delivered to, or mailed and received by, our Secretary at 20321 Valencia Circle, Lake Forest, California 92630 not less than 90 days and not more than 120 days prior to the one-year anniversary of the 2023 Annual Meeting. However, if the date of the 2024 annual meeting has been changed by more than 30 days from the date of the 2023 Annual Meeting, then the deadline is the later of 90 days prior to the date of the 2024 annual meeting and the tenth day following the public disclosure of the date of the 2024 annual meeting. Any such notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our Company’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

OTHER MATTERS

Householding of Proxy Materials

Pursuant to, and in accordance with, the rules of the SEC, where allowed, we are delivering only one copy of the Notice to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of the Notice to any stockholder at a shared address to which a single copy was delivered. If you are a stockholder residing at a shared address and would like to request an additional copy of the Notice now or with respect to future mailings (or to request to receive only one copy of the Notice if you are currently receiving multiple copies), then please call or write Liquidmetal Technologies, Inc., Attention: Investor Relations at 20321 Valencia Circle, Lake Forest, California 92630; telephone number (949) 635-2120.

Additional Matters at Annual Meeting

If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them. The board of directors is not aware of any such other matters that may come before the Annual Meeting.

By Order of the Board of Directors,

By:	/s/ Lugee Li
Lugee Li
Chairman
May 15, 2023

LIQUIDMETAL TECHNOLOGIES, INC.
ATTN: ISAAC BRESNICK
20321 VALENCIA CIRCLE
LAKE FOREST, CA 92630

SCAN TO
VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/27/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Lugee Li 02) Vincent Carrubba 03) Tony Chung 04) Isaac Bresnick

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000613532_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

LIQUIDMETAL TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 28, 2023 9:00 AM
This proxy is solicited by the Board of Directors

The stockholders hereby appoints Tony Chung and Isaac Bresnick, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Liquidmetal Technologies, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 28, 2023 at the offices of Liquidmetal Technologies, Inc., at 20321 Valencia Circle, Lake Forest, CA 92630, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000613532_2 R1.0.0.6